Exhibit 4.13

BMS Audit (NSW-VIC) Pty Ltd (Formerly named BDO Audit (NSW-VIC) Pty Ltd)	Level 19, 2 Market Street Sydney NSW 2000 GFO Box 2551 Sydney NSW 2001 Australia

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, DC 20549

26 October 2012

Re: Novogen Limited

File No. 0-29962

Dear Sir or Madam:

We BMS Audit (NSW-VIC) Pty Limited formerly BDO Audit (NSW-VIC) Pty Limited have read Item 16F of Form 20-F of Novogen Limited dated October 26, 2012 and agree with the statements concerning our Firm contained therein.

Very truly yours,

BMS Audit (NSW-VIC) Pty Limited

BMS Audit (NSW-VIC) Pty Ltd ABN 17 114 673 540